UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2
(Exact name of issuing entity as specified in its charter)

ACE Securities Corp.
(Exact name of depositor as specified in its charter)

DB Structured Products, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-131727-25	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment Number One, dated as of February 25, 2008, to the Pooling and Servicing Agreement, dated as of February 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Ocwen Loan Servicing, LLC, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer and HSBC Bank USA, National Association, as Trustee.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Not applicable

	(d)	Exhibits

Exhibit No.	Description
4.2
Amendment Number One, dated as of February 25, 2008, to the Pooling and Servicing Agreement, dated as of February 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Ocwen Loan Servicing, LLC, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-HE2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 25, 2008

ACE SECURITIES CORP.

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

By:	/s/ Doris Hearn
Name:	Doris Hearn
Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment Number One, dated as of February 25, 2008, to the Pooling and Servicing Agreement, dated as of February 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Ocwen Loan Servicing, LLC, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-HE2 Certificates.	6